Exhibit 21

                Subsidiaries of Air Products and Chemicals, Inc.


The following is a list of the Company's subsidiaries, all of which are wholly owned as of 30 September 2000, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

                                  UNITED STATES

All companies are incorporated in the State of Delaware with the exception of Air Products World Trade, Inc. which is incorporated in the U.S. Virgin Islands.

Registrant -- Air Products and Chemicals, Inc.
Air Products Asia, Inc.
Air Products (Didcot), Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products, L.P.
Air Products International Corporation
Air Products Manufacturing Corporation
Air Products of Oklahoma, Inc.
Air Products Polymers Holdings, L.P.
Air Products Polymers, L.P.
Air Products Powders, Inc.
Air Products World Trade, Inc.
APCI (U.K.), Inc.
KIG Air Products, LLC
Middletown Oxygen Company, Inc.
Prodair Corporation

                                     BELGIUM
Air Products S.A.
Air Products Management S.A.

                                     BRAZIL

Air Products Gases Industriais Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)

                                     CANADA
Air Products Canada Ltd.

                                      CHINA

Air Products and Chemicals (China) Investments Co. Ltd.
Air Products (Nanjing) Co., Ltd.
Chun Wang Industrial Gases, Limited
Eastern Air Products (Shanghai) Co. Ltd.
Northern Air Products (Tianjin) Co., Ltd.
Southern Air Products (Guangzhou) Ltd.

                                     FRANCE
Air Products Industrie
Air Products (Medical) S.a.r.l.
Air Products S.A.
Prodair et Cie S.C.S.
Prodair S.A.

                                     GERMANY
Air Products GmbH
Air Products Polymers GmbH & Co KG
Air Products Powders GmbH

                                     IRELAND

Air Products Ireland Limited

                                      JAPAN
Air Products Japan, Inc.

                                      KOREA

Air Products Korea, Inc.
Korea Industrial Gases, Limited

                                    MALAYSIA

Sitt Tatt Industrial Gases Sdn. Bhd.

                                 THE NETHERLANDS

Air Products Holdings B.V. (formerly Air Products Nederland B.V.)
Air Products Leasing B.V.
Air Products (Pernis) B.V.
Air Products (Rozenburg), Inc.

                                     NORWAY
Air Products A/S

                                      SPAIN
Air Products Iberica, S.L.
Gases Industriais, S.A.
S.E. de Carburos Metalicos S.A.
                                    SINGAPORE
Air Products Singapore Pte. Ltd.

                                 UNITED KINGDOM
Air Products PLC
Air Products Group Limited
Air Products (BR) Limited
Air Products (Chemicals) PLC
Air Products (Chemicals) Teeside Limited

                                       2